                                                                    EXHIBIT 10.4

                                LEASE AGREEMENT

                         Dated as of December 23, 1996

                                    between

                        DAVID E. BABIARZ, an individual

                                  as Lessor,

                                      and

                D.J. Acquisition Corp., an Illinois corporation

                                   as Lessee

                               TABLE OF CONTENTS

                                   ARTICLE I
Section 1.1.   Lease of Premises; Title and Condition.................. 1
Section 1.2.   Use..................................................... 1
Section 1.3.   Term.................................................... 2
Section 1.4.   Intentionally omitted................................... 2
Section 1.5.   Rent.................................................... 2

                                  ARTICLE II

Section 2.1.   Maintenance and Repair.................................. 2
Section 2.2.   Alterations, Replacements and Additions................. 3

                                  ARTICLE III

Section 3.1.   Severable Property...................................... 3
Section 3.2.   Removal................................................. 4

                                  ARTICLE IV

Section 4.1.   Lessee's Assignment; Subletting; Mortgaging............. 4
Section 4.2.   Permitted Transfers..................................... 5
Section 4.3.   Transfer or Pledge by Lessor............................ 5

                                   ARTICLE V

Section 5.1.   Net Lease............................................... 7
Section 5.2.   Taxes and Assessments; Compliance With Law.............. 7
Section 5.3.   Liens................................................... 9
Section 5.4.   Indemnification.........................................10
Section 5.5.   Permitted Contests......................................10
Section 5.6.   Environmental Compliance................................11
Section 5.7.   Maintain Licenses.......................................13

                                  ARTICLE VI

Section 6.1.   Intentionally Omitted...................................14
Section 6.2.   Condemnation and Casualty...............................14
Section 6.3.   Insurance...............................................15
Section 6.4.   Waiver of Subrogation...................................17

                                  ARTICLE VII

Section 7.1.   Conditional Limitations; Default Provisions.............18
Section 7.2.   Bankruptcy or Insolvency................................21
Section 7.3.   Additional Rights of Lessor.............................23

                                 ARTICLE VIII
Section 8.1.   Notices and Other Instruments..............................  24
Section 8.2.   Estoppel Certificates; Financial Information...............  25

                                  ARTICLE IX

Section 9.1.   Intentionally Omitted......................................  27

                                   ARTICLE X

Section 10.1.  No Merger..................................................  27
Section 10.2.  Surrender..................................................  27
Section 10.3.  Separability; Binding Effect; Governing Law................  27
Section 10.4.  Table of Contents and Headings; Internal References........  27
Section 10.5.  Counterparts...............................................  28
Section 10.6.  Lessor's Liability.........................................  28
Section 10.7.  Amendments and Modifications...............................  28
Section 10.8.  Additional Rent............................................  28
Section 10.9.  Schedules..................................................  28
Section 10.10. Confidentiality............................................  28
Section 10.11. Memorandum of Lease........................................  29
Section 10.12. Inconsistent Actions.......................................  29


                                  ARTICLE XI

Section 11.1.  Option to Purchase.........................................  30
Section 11.2.  Procedure Upon Purchase....................................  31
Section 11.3.  Right of First Offer.......................................  32
Section 11.4.  Quiet Enjoyment............................................  32
Section 11.5.  Brokers....................................................  32
Section 11.6.  Force Majeure..............................................  33

                                LEASE AGREEMENT



          LEASE AGREEMENT, dated as of December 23, 1996 (this "Lease"), is made between DAVID E. BABIARZ, an individual (herein, together with his successors and assigns, called "Lessor"), and D.J. Acquisition Corp., an Illinois corporation (herein, together with its successors and permitted assigns, called "Lessee").

                                   ARTICLE I

          Section 1.1.   Lease of Premises: Title and Condition.  In
                         --------------------------------------
consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the real property and fixtures located at 1665 E. Birchwood Avenue, Des Plaines, Illinois 60018 (the "Premises") more specifically consisting of:

          (a) the land described in Schedule A attached hereto, together with all rights, easements and interests appurtenant thereto, including but not limited to any streets or other public ways adjacent to said land (collectively the "Land");

          (b) all buildings, improvements structures, facilities, installations, amenities and fixtures now or hereafter located on the Land, and all plumbing, gas, electrical, ventilating, lighting and other utility systems, canopies, signs, air conditioning systems and all other building systems and fixtures attached to or comprising a part of the building (all collectively being referred to herein as the "Improvements"); and

          (c) the personal property, if any, listed in Schedule B attached hereto (the "Personal Property").

The Premises are leased to Lessee in their present condition without representation or warranty by Lessor except as provided in the Asset Purchase Agreement dated as of December 24, 1996 among Dae Julie, Inc., Lessor, and Favorite Brands International, Inc. (the "Purchase Agreement"), and subject to all applicable Legal Requirements (as defined in Subsection 5.2(b)) now or hereafter in effect and to the exceptions to title listed in Schedule C (the "Permitted Exceptions"). Lessee has examined the Premises and title to the Premises and has found all of the same satisfactory for Lessee's purposes. Lessee acknowledges and agrees that Lessor leases the Premises "AS IS" without warranty or representation either express or implied as to the fitness for any particular purpose or merchantability or design or quality of the Premises except as provided in the Purchase Agreement.

          Section 1.2.   Use. Lessee may use the Premises for office, warehouse
                         ---
and candy manufacturing purposes, provided that such use shall not constitute a public or private nuisance or waste to the Premises or any part thereof.

          Section 1.3.   Term. This Lease shall be for a term of ten (10) years,
                         ----
beginning on January 27, 1997 ("Commencement Date"), and ending at midnight on January 26, 2007 (the "Term").

          Section 1.4.   Intentionally omitted.
                         ---------------------

          Section 1.5.   Rent.
                         ----

          During the Term Lessee shall pay the amounts set forth in Schedule D to Lessor by check as basic rent for the Premises ("Basic Rent") at the location, or to the party designated by Lessor, or pursuant to such other instructions or to such other person or entity as Lessor from time to time may designate. Lessor shall give Lessee not less than fifteen (15) days' notice of any change in the instructions to which such payments are to be made. Such annual rentals shall be payable in equal monthly installments in advance on the first day of the Term, and on the first day of each calendar month any portion of which is within the Term. Any rental payment made in respect of a period which is less than one (1) month shall be prorated by multiplying the then-applicable monthly rental by a fraction the numerator of which is the number of days in such month with respect to which Basic Rent is being paid and the denominator of which is the total number of days in such month. Lessee shall perform all its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent, additional rent and any other sum due hereunder (collectively, "Rent") when due and payable, without notice or demand.

                                  ARTICLE II

          Section 2.1.   Maintenance and Repair.
                         ----------------------

          (a) Lessee acknowledges that it has received the Premises in good order and repair. Lessee, at its own expense, will maintain all parts of the Premises in good safe repair and condition, ordinary wear and tear excepted, and will take all action and will make all structural and nonstructural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep all parts of the Premises in good safe repair and condition, ordinary wear and tear excepted, (including, but not limited to, all painting, glass, utilities, conduits, fixtures and equipment, foundation, roof, exterior walls, heating and air conditioning systems, wiring, plumbing, sprinkler systems and other utilities, and all paving, sidewalks, roads, parking areas, curbs and gutters, awnings and fences, but excluding the curing of any violation of Environmental Laws if such violation was not caused by Tenant, its agents, employees, contractors or invitees). Excepted as otherwise provided in this Lease or the Purchase Agreement, Lessor shall not be required to maintain, repair or rebuild all or part of the Premises under any circumstances. Excepted as otherwise provided in this Lease or the Purchase Agreement, Lessee waives the right to require Lessor to maintain, repair or rebuild all or any part of the Premises, or make repairs at the expense of Lessor pursuant to any Legal Requirement (defined below), agreement, covenant, condition or restrictions at any time.

          (b) If all or any part of the Improvements as they exist on the date that possession of the Premises is delivered to Lessee shall encroach upon any property, street or right-of-way adjoining or adjacent to the Premises, or shall violate the agreements or conditions affecting the Premises or any part thereof, or shall hinder, obstruct or impair any easement or right-of-way to which the Premises is subject, then, promptly after written request of Lessee (unless such encroachment, violation, hindrance, obstruction or impairment is a Permitted Exception) or of any person or entity so affected, Lessor shall, at its expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting therefrom or (ii) if Lessee consents thereto (which approval shall not be unreasonably withheld), make such changes, including alterations to, or removal of, the Improvements and take such other actions as shall be necessary to remove or eliminate such encroachments, violations, hindrances, obstructions or impairments.

          Section 2.2.  Alterations, Replacements and Additions. Lessee may, at
                        ---------------------------------------
its expense, make additions to and alterations of the Improvements, and construct additional Improvements, provided that (a) the fair market value of the Premises shall not be lessened thereby, (b) such work shall be expeditiously completed, lien free, in a good, safe and workmanlike manner and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder, (c) no Major Alterations (defined below) shall be made to the Improvements unless Lessee shall have first furnished Lessor with such surety bonds or other security acceptable to Lessor as shall be necessary in Lessor's opinion to assure rebuilding of such Improvements, and (d) no Major Alterations (defined below) shall be made unless Lessor's prior written consent shall have been obtained, which consent shall not be unreasonably withheld or delayed. Lessee shall give Lessor no less than sixty
(60) days prior written notice of any Major Alterations (defined below). Such notice shall include a description of the proposed work and estimated cost thereof. Lessee shall provide such further information with respect to such work as Lessor shall reasonably request. "Major Alterations" shall mean any addition, alteration or replacement, or any combination thereof, which (i) Lessee estimates in good faith will cost in excess of $50,000 and will alter any of the building mechanical systems, the load bearing structure of any of the Improvements or the roof or (ii) will alter the footprint of the Improvements. All additions and alterations of the Premises, without payment of any consideration by Lessor, shall be and remain part of the Premises and the property of Lessor and shall be subject to this Lease.

                                 ARTICLE III

          Section 3.1.  Severable Property.  Lessee may, at its expense,
                        ------------------
install, assemble or place on the Premises, and remove and substitute any items of machinery, equipment, furniture, furnishings and other personal property used or useful in Lessee's business which is not a fixture under the law of the State of Illinois (the "Severable Property"), and title to same shall remain in Lessee, but in connection therewith Lessee may not remove any material item of the building systems or fixtures except in compliance with Section 2.2 and unless replaced with items of equal or greater utility and value. Lessee's trade fixtures shall be deemed part of the Severable Property.

          Section 3.2.   Removal. Lessee shall remove the Severable Property at
                         -------
the expiration or prior termination of this Lease. Any of Lessee's Severable Property not removed by Lessee prior to the expiration of the Lease or thirty
(30) days after an earlier termination shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without any obligation to account therefor to Lessee. Lessee will repair at its expense all damage to the Premises caused by the removal of Lessee's Severable Property, whether effected by Lessee or Lessor.

                                  ARTICLE IV

          Section 4.1.  Lessee's Assignment: Subletting; Mortgaging. Lessee
                        -------------------------------------------
shall not assign this Lease or sublet all or any part of the Premises for all or any part of the Term without the consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall have no obligation to consent to any assignment or sublease if a Default or Event of Default shall have occurred and is continuing. Any guarantor of Lessee's obligations under this Lease (each, a "Guarantor") shall have confirmed in writing that its obligations, liabilities and duties under its guaranty of this Lease remain in full force and effect notwithstanding such assignment or sublease. Each such assignment or sublease shall expressly be made subject to the provisions of this Lease. No such assignment or sublease shall modify or limit any right or power of Lessor hereunder or affect or reduce any obligation of Lessee hereunder and all such obligations shall be those of Lessee and shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no subletting or assignment had been made such liability of the original Lessee named herein to continue notwithstanding any subsequent modifications or amendments of this Lease; provided, however, that (other than with respect to any modifications required by law or on account of bankruptcy or insolvency) if any modification or amendment is made without the consent of Lessee named herein (which consent shall not be unreasonably withheld or delayed), such modification or amendment shall be ineffective as against Lessee named herein to the extent, and only to the extent, that the same shall increase the rent or other charges payable by Lessee or materially increase the other obligations of Lessee, it being expressly agreed that (even if any such modification or amendment shall materially increase the likelihood of a default by Lessee under this Lease) the original Lessee named herein shall remain liable to the full extent of this Lease as if such modification had not been made. Except as provided in Section 4.2, this Lease shall not be mortgaged by Lessee, nor shall Lessee, without the prior written approval of Lessor, mortgage or pledge its interest in any sublease of the Premises or the rentals payable thereunder. Any such mortgage or pledge, any sublease made otherwise than as expressly permitted by this Section
4.1 shall, and (except as otherwise provided in Section 7.2) any assignment of Lessee's interest hereunder made otherwise than as expressly permitted by this
Section 4.1 shall, at the option of Lessor, be null and void. Lessee shall, within twenty (20) days after the execution of any assignment or sublease, deliver a conformed copy thereof to Lessor and any Mortgagee (as defined in Subsection 6.3(b)). Lessee shall, at the written request of Lessor or any Mortgagee, deliver copies of any or all subleases and amendments to such requesting party. Lessee shall not, without the prior written consent of Lessor (which Lessor may withhold in its absolute discretion), enter into any sublease for a term, or granting the sublessee an option to extend the term, beyond the then existing Term.

          Section 4.2. Permitted Transfers. Notwithstanding any provision in
                       -------------------
this Lease to the contrary, Lessee may assign this Lease or sublet all or any portion of the Premises without Lessor's consent to any: (1) entity resulting from a consolidation, merger or reorganization by or with Lessee; (2) parent of, subsidiary of or entity under common control with of Lessee; (3) purchaser of all or substantially all of the assets constituting Lessee's business as a going concern; or (4) purchaser of all or substantially all of the outstanding voting capital stock of Lessee; provided, in all events each Guarantor shall have confirmed in writing that its obligations, liabilities and duties under its guaranty of this Lease remain in full force and effect notwithstanding such assignment or sublease. Notwithstanding the foregoing, Lessee shall also have the right to mortgage, create a security interest in or collaterally assign this Lease to secure indebtedness and other obligations in favor of its lenders (or those of Guarantor) without Lessor's consent, provided that such mortgage, security interest or collateral assignment shall remain subordinate to the fee or other estate of Lessor in and to the Premises and provided in all events that each Guarantor shall have confirmed in writing that its obligations, liabilities and duties under its guaranty of this Lease remain in full force and effect notwithstanding such transactions or an actual assignment of Lessee's rights under this Lease to any such party or their designee (or assignee at a foreclosure) pursuant to such mortgage, security interest or collateral assignment. Lessor agrees to execute, acknowledge and deliver such waivers and consents with respect to the removal of the Severable Property as may be reasonably requested by Lessee's or Guarantor's lenders so long as such waivers or consents are in a form reasonably acceptable to Lessor and do not limit or decrease Lessor's rights under this Lease or increase its obligations or give such lender rights which Lessee does not have under this Lease (expect Lessor will allow such a lender a reasonable extension of the periods provided in this Lease for the curing of Lessee defaults if such lender notifies Lessor of its intention to try to effect a cure).

          Section 4.3. Transfer or Pledge by Lessor. Lessor shall be free to
                       ----------------------------
transfer its fee interest in the Premises or any part thereof or interest therein, subject, however, to the terms of this Lease. Any such transfer shall relieve the transferor of all liability and obligation hereunder (to the extent of the interest transferred) accruing after the date of the transfer. Lessor shall be free to pledge or mortgage its interest in the Premises and this Lease after the commencement of the Term on the condition that either (a) this Lease shall be superior to such pledge or mortgage, or (b) if this Lease is to be subordinate to the mortgage of any lender of Lessor that Lessee receives a nondisturbance agreement reasonably acceptable to Lessee from the holder of such pledge or mortgage. Lessee agrees to attorn, at the request of any such lender, to such lender or other transferee upon a transfer title by reason of foreclosure or deed in lieu of foreclosure. No such transfer shall be effective as to Lessee until Lessee receives written notice thereof and a copy of the deed or other instrument evidencing such transfer. In connection with any proposed transfer, pledge or mortgage of Lessor's fee interest in the Premises or any portion of the equity interests of Lessor, Lessee shall, within ten (10) days after Lessor's written request therefor, provide Lessor with confirmation in writing that Lessee shall recognize such transferee, pledgee or mortgagee as such in the event of the consummation of the transaction described in such notice.

          Without limiting the generality of the foregoing, at the written direction of Lessor, Lessee shall, within ten (10) days thereafter, agree in writing for the benefit of a Mortgagee that (i) the Mortgagee is a collateral assignee of Lessor's interest under this Lease, (ii) that until otherwise notified in writing by such Mortgagee or said Mortgage has been released of record (and lessee has been provided with a copy of such release), all payments of Rent are to be made as set forth in said direction (and no subsequent direction by Lessor shall be honored by Lessee until said Mortgage has been released of record unless the Mortgagee consents to such subsequent direction in writing) and (iii) no modifications or amendments shall be made to this Lease and no waivers of Lessee's obligations under this Lease shall be given or effective until said Mortgage has been released of record (and Lessee has been provided with a copy of such release) unless the Mortgagee consents thereto in writing. Any Mortgagee which becomes an assignee of Lessor's interest in this Lease, whether by foreclosure of a Mortgage or pursuant to a deed in lieu thereof, or any successor to such assignee, shall not be obligated to perform any duty, covenant or condition required to be performed by Lessor under any of the terms hereof (except for obligations that arise on and after such time as the Mortgagee shall obtain title to the Premises following foreclosure or deed in lieu of foreclosure), but on the contrary, Lessee and Lessor, by their respective executions hereof each acknowledge and agree that notwithstanding any such assignment each and all of such duties, covenants or conditions required to be performed by Lessor shall survive any such assignment and shall be and remain the sole liability of Lessor. Subject to the prior sentence, any transferee of Lessor's interest which acquires such interest from a Mortgagee, and any purchaser of such interest at a foreclosure of a Mortgage (or transferee of a deed in lieu of such a foreclosure), shall not be obligated to any duty, covenant or condition required to be performed by Lessor under any of the terms hereof, which obligation arises prior to said transferee's or purchaser's acquisition of Lessor's interest under this Lease, and shall not otherwise be liable for the defaults of any prior Lessor hereunder.

          Lessor shall cause the Mortgagee existing as of the date hereof to provide Lessee with a subordination, non-disturbance and attornment agreement in such Mortgagee's standard form; provided, however, if Lessee undertakes to negotiate changes to such form (none of which changes shall be the responsibility of Lessor to cause the Mortgagee to consent to, but Lessor will cooperate with Lessee in good faith in connection therewith), Lessee shall reimburse Lessor for any costs or expenses incurred by Lessor in connection therewith, including Mortgagee's legal fees and expenses charged to Lessor.

                                   ARTICLE V

          Section 5.1. Net lease.
                       ---------

          This Lease is a net lease and, any present or future law to the contrary notwithstanding, shall not terminate except as otherwise expressly provided herein, nor shall

Lessee be entitled to any abatement or reduction, set-off, counterclaim, defense or deduction with respect to any Basic Rent, additional rent or other sums payable hereunder, except as expressly provided in this Lease. Lessor shall not be responsible for any action or for payment of any expense relating to the Premises or its use, unless such action or expense arose or accrued or otherwise related to the period prior to the Commencement Date of this Lease or unless otherwise provided in this Lease or in the Purchase Agreement. The parties intend that the obligations of Lessee hereunder shall be separate and independent covenants and agreements from the covenants and agreements of Lessor hereunder and shall continue unaffected unless such obligations shall have been modified or terminated pursuant to an express provision of this Lease.

          Section 5.2. Taxes and Assessments; Compliance With Law.
                       ------------------------------------------

          (a) Lessee shall pay, prior to delinquency: (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, during the Term hereof, imposed or levied upon or assessed against or which arise with respect to (A) the Premises, (B) any Basic Rent, additional rent or other sums payable hereunder, (C) the operation, possession or use of the Premises, (ii) all charges of utilities, communications and similar services serving the Premises; and (iii) all In-Lieu Taxes (as defined below). It is understood and agreed that books and records with respect to the items described in this Section 5.2(a)(i) through (iii) shall be kept, and Lessee's obligations with respect to the same shall arise, on an accrual basis. Lessee shall not be required to pay any of the items described in Section 5.2(a)(i) through (iii) above which arose or accrued during or otherwise relate to any time prior to the Commencement Date of this Lease. Lessee shall not be required to pay any franchise, estate, inheritance, transfer, net income, capital gains or similar tax of Lessor unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to this Subsection 5.2(a) ("In-Lieu Taxes"). Lessee will furnish to Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by Lessee. If any special assessment may legally be paid in installments, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments (including interest) which become due and payable with respect to any tax period occurring in whole or in part during the Term; provided, however, that all amounts referred to in this Subsection 5.2(a) for the fiscal or tax year in which the Term shall expire shall be apportioned so that Lessee shall pay those portions thereof which correspond with the portion of such year as are within the Term hereby demised. Lessee's obligations under this Section 5.2 shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, Lessor shall have the right, prior to the end of the Term, to send Lessee an estimated bill for all taxes and other charges which Lessee is obligated to pay pursuant to this Section 5.2(a) with respect to the Term, the final amount of which shall not be determined until after the end of the Term. Lessee shall pay such estimated bill within thirty
(30) days after receipt of such bill from Lessor. When the actual amount of such taxes and other charges is actually determined after the end of the Term, Lessor shall send Lessee a statement showing the actual amount due and either: (1) billing Lessee for any additional amount owing from Lessee, which additional amount shall be paid by Lessee to Lessor within thirty (30) days after Lessee's receipt of Lessor's statement, or (2) enclosing any overpayment by Lessee.

          (b) Lessee shall comply with and cause the Premises to comply with and shall assume all obligations and liabilities with respect to (i) all laws, ordinances and regulations, and other governmental rules, orders and determinations presently in effect or hereafter enacted, made or issued, whether or not presently contemplated (collectively, "Legal Requirements") applicable to the Premises or the ownership, operation, use or possession thereof and (ii) all contracts, insurance policies (including, without limitation, to the extent necessary to prevent cancellation thereof and to insure full payment of any claims made under such policies), agreements, covenants, conditions and restrictions now or hereafter applicable to the Premises or the ownership, operation, use or possession thereof including, but not limited to, all such Legal Requirements, contracts, agreements, covenants, conditions and restrictions which require structural, unforeseen or extraordinary changes; provided, however, that with respect to any of the obligations of Lessee in clause (ii) above which are not now in existence, Lessee shall not be required to so comply unless Lessee is either a party thereto or has given its written consent thereto, or unless the same is occasioned by Legal Requirements or Lessee's default (including any failure or omission by Lessee) under this Lease. Notwithstanding the foregoing provisions of this Subsection 5.2(b) to the contrary, if Lessee, in order to comply with General Legal Requirements (as defined below) applicable to the Premises, is required to construct a capital improvement to the Premises which costs in excess of $25,000, and the useful life of such capital improvement extends beyond the end of the Term, then Lessor shall reimburse Lessee for a portion of such excess costs above $25,000 incurred by Lessee, which portion shall equal the product of (i) the amount of such excess costs, multiplied by (ii) a fraction, the numerator of which is the remainder obtained by subtracting the remainder of the Term (expressed in months) at the time the capital improvement is completed, from the expected useful life of the capital improvement (expressed in months), and the denominator of which is the expected useful life of the capital improvement (expressed in months). Lessor shall make such reimbursement to Lessee upon the later of (i) ninety (90) days after Lessee notifies Lessor of the need for such capital improvement and Lessee's plans therefor, together with Lessee's then cost estimate with respect thereto, and (ii) thirty (30) days after Lessor has received copies of all paid bills, lien waivers and as-built plans (or if none are prepared for Lessee, marked record sets) with respect to such capital improvement. "General Legal Requirements" shall mean Legal Requirements which are applicable to all buildings in the relevant jurisdiction which are similar to the Premises, and which Legal Requirements do not pertain or arise because of Lessee's particular use of the Premises (whether for candy manufacturing or as otherwise permitted under this Lease).

          (c) So long as an Event of Default is continuing uncured, if Lessor or a Mortgagee so requires, then, upon written request of Lessor, Lessee shall
(i) within ten (10) days following such written request, pay to Lessor an amount equal to (A) the product of one-twelfth(1/12th) of the amount (as reasonably estimated by Lessor based on the taxes paid for and during the previous year) of the annual taxes and assessments described in Subsection 5.2(a) hereof assessed for the then-current calendar year times the number of calendar months or portions thereof which have elapsed since the due date of the most recent bill or bills for such taxes, plus (B) the product of one-twelfth (1/12th) of the annual premiums for insurance required under Section 6.3 hereof times the number of calendar months or portions thereof which have elapsed since the due date of the most recent annual insurance bill, and (ii) in addition to and concurrently with the payment of Basic Rent as required in Subsection 1.5(a) hereof, thereafter pay one-twelfth (1/12th) of the amount (as reasonably estimated by Lessor based on the taxes paid for and during the previous year) of the annual taxes and assessments described in Subsection 5.2(a) hereof assessed for the then current calendar year and the annual premiums for insurance required in Section 6.3 hereof next becoming due and payable with respect to the Premises. Lessee shall also pay to Lessor on demand therefor the amount by which the actual taxes and assessments and insurance premiums exceed the payment by Lessee required in this Subsection. If the amount held by Lessor with respect to any tax or insurance payment exceeds the amount due, Lessor shall appropriately adjust future deposits under this Subsection 5.2(c). Lessor shall not be considered a fiduciary with respect to any amounts paid to or received by it pursuant to the terms of this Subsection and shall not be liable for the payment of interest on all or part of such funds. Amounts paid to Lessor under this Subsection may be commingled with Lessor's other funds and need not be segregated.

          Section 5.3 Liens. Lessee will promptly (and in all events before the
                      -----
same will constitute a default by Lessor under a Mortgage) remove and discharge any charge, lien, security interest or encumbrance upon the Premises or upon any Basic Rent, additional rent or other sums payable hereunder which arises for any reason, including, without limitation, all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Premises or by reason of labor or materials furnished or claimed to have been furnished to Lessee or for the Premises, but not including (i) the Permitted Exceptions,
(ii) this Lease and any assignment hereof or any sublease permitted hereunder, and (iii) any mortgage, charge, lien, security interest or encumbrance created or caused by Lessor or its agents, employees or representatives without the consent of Lessee or caused or created by Lessee as permitted pursuant to
Section 4.2. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor, of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Notice is hereby given that Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee, or to anyone holding an interest in the Premises or any part thereof through or under Lessee, and that no mechanic's, materialman's or other liens for any such labor, services or materials shall attach to or affect the interest of Lessor in and to the Premises.

          Section 5.4 Indemnification. Lessee shall defend (with counsel
                      ---------------
reasonably acceptable to Lessor) all actions against Lessor, and any Mortgagee and their respective owners, agents and employees (collectively, "Indemnified Parties"), with respect to, and shall pay, protect, indemnify and save harmless Parties from and against, any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorney's fees and expenses), causes of action, suits, claims, demands or judgments of any nature (individually and collectively, "Claims") arising from or out of (i) this Lease and each of the other documents and instruments described herein or relating hereto to which Lessee is a party, (ii) the sublease, possession, use, operation, condition, maintenance, repair or reconstruction of the Premises, (iii) injury to or death of any person, or damage to or loss of property, on or about the Premises or any adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof, (iv) any violation of this Lease by Lessee or by anyone by, through or under Lessee, (v) any use, act or omission of Lessee or its agents, employees, contractors, assignees, licensees, sublessees or invites, and (vi) any contest referred to in Section 5.5 of this Lease. The indemnities and obligations of Lessee to defend contained in this Section 5.4 and elsewhere in this Lease (including without limitation, Section 5.5 and 5.6) shall survive the expiration or early termination of this Lease. Notwithstanding the foregoing, this Section 5.4 shall not apply to any Claims which arose or accrued during or otherwise relate to any time prior to the Commencement Date of this Lease or which result from the affirmative negligent acts of any Indemnified Parties or their respective employees, contractors or agents.

          An Indemnified Party shall give Lessee notice of the existence of any Claim with respect to which Lessee is responsible to indemnify and defend the Indemnified Party under this Lease (whether or not pursuant to this Section 5.4), promptly after such Claim is made upon the Indemnified Party; provided (i) notice of any Claim by any Indemnified Party shall serve as notice to Lessee with respect to such Claim from all Indemnified Parties, and (ii) failure to provide such notice shall not diminish in any way Lessee's obligations to indemnify or defend the Indemnified Parties, except as to the obligations to Indemnify the Indemnified Parties cited in such Claim, and then only to the extent Lessee is actually prejudiced thereby. In any event, all settlements of Claims must be subject to the reasonable approval of each affected Indemnified Party.

          Section 5.5. Permitted Contests. Lessee, at its expense, may contest,
                       ------------------
by appropriate legal proceedings conducted in good faith and with due diligence, any Legal Requirement with which Lessee is required to comply pursuant to Subsection 5.2(b), or the amount or validity or application, in whole or in part, of any tax, assessment or charge which Lessee is obligated to pay or any lien, encumbrance or charge not permitted by Sections 2.1, 2.2, 5.3, and 6.2, provided that (a) the commencement of such proceedings shall suspend the enforcement or collection thereof against or from Lessor and against or from the Premises, (b) neither the Premises nor any rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost, (c) Lessee shall have furnished such security, if any, as may be required in the proceedings and as may be reasonably required by Lessor, and (d) if such contest be finally resolved against Lessee, Lessee shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon. Lessor, at Lessess's expense, shall execute and deliver to Lessee such authorizations and other documents as reasonably may be required in any such contest (and Lessee shall pay Lessor's reasonable legal fees and expenses incurred in reviewing any such authorizations and documents). Lessee shall indemnify and save

Lessor harmless against any cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom. Lessee shall not be in default hereunder in respect to the compliance with any Legal Requirement with which Lessee is obligated to comply pursuant to Subsection 5.2(b) or in respect of the payment of any tax, assessment or charge which Lessee is obligated to pay or any lien, encumbrance or charge not permitted by Section 2.1, 2.2, 5.3 and 6.2 which Lessee is in good faith contesting pursuant to the terms of this Section 5.5.

          Section 5.6.   Environmental Compliance.
                         ------------------------

          (a)  For purposes of this Lease,

               (i) the term "Environmental Laws" shall mean any current or future statute, law, regulation, ordinance, order, consent decree, judgement, permit, license or other requirement or publication of any international, foreign, federal, state, regional, county, local or other governmental body which is applicable to or may affect the Premises and pertains to protection of the environment, health or safety of persons, natural resource use, conservation, wildlife, waste management, hazardous materials or pollution (including regulation of releases to air, Land, water and groundwater), and includes, without limitation, the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Water Pollution Control Act, the Clean Air Act and any similar or implementing state law, and all current or future amendments, rules and regulations promulgated thereunder; and

               (ii) the term "Regulated Substance" shall mean and include any, each and all substances or materials now or hereafter regulated pursuant to any Environmental Laws, including but not limited to any such substance or material now or hereafter defined as or deemed to be a "regulated substance," "pesticide," "hazardous substance" or hazardous waste," or included in any similar or like classification or categorization, thereunder.

          (b)  Lessee shall:

               (i) not cause or permit any Regulated Substance to be placed, held, located, released, transported or disposed of on, under, at or from the Premises; provided, however, that the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of Regulated Substances customarily used in the business or activity expressly permitted to be undertaken in the Premises under Section 1.2, provided:

     (a) such Regulated Substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Environmental Laws and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged on the Premises, and shall be transported to and from the Premises in compliance with all applicable Environmental Laws, (c) if any applicable Environmental Law or Lessee's trash removal contractor requires that any such Regulated Substances be disposed of separately from ordinary trash, Lessee shall make arrangements at Lessee's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such Regulated Substances in or on the Premises, and (d) any such remaining Regulated Substances shall be completely, properly and lawfully removed from the Premises upon expiration or earlier termination of this Lease.

               (ii) contain or remove from the Premises, or perform any other necessary or desirable remedial action regarding, any Regulated Substance in any way affecting the Premises if, as and when such containment, removal or other remedial action is required under any Legal Requirement and, shall perform any containment, removal or remediation of any kind involving any Regulated Substance in any way affecting the Premises in compliance with all Legal Requirements, (all of the foregoing to be at Lessee's sole cost and expense) and, if requested by Lessor in writing upon reasonable cause for the need therefor, shall arrange for or permit environmental inspections and tests to be conducted at the Premises (at Lessee's expense, unless the request therefor is not the result of Lessee's specific activities and is only being requested in connection with the potential sale or refinancing of the Premises by Lessor, in which case the same shall be at Lessor's expense) by qualified companies specializing in environmental matters and reasonably satisfactory to Lessor and Lessee in order to ascertain compliance with all Legal Requirements and the requirements of this Lease; provided that Lessee's containment or removal obligations under this Subsection 5.6(b)(ii) shall only apply to Regulated Substances brought unto or permitted on the Premises by Lessee or its employees, agents, contractors or invitees. Lessor shall contain or remove from the Premises, or perform any other necessary remedial action regarding any Regulated Substances existing on the Premises prior to the Commencement Date if, as and when such containment, removal or other remedial action is required under any Legal Requirements.

               (iii) provide Lessor with written notice (and a copy as may be applicable) of any of the following within five (5) days thereof: (A) Lessee's obtaining knowledge or notice of any kind of the presence, or any actual or threatened release, of any Regulated Substance in any way affecting the Premises in violation of Environmental Laws or; (B) Lessee's receipt or submission, or Lessee's obtaining knowledge or notice of any kind, of any report, citation, notice or other communication from or to any federal, state or local governmental or quasi-governmental authority regarding any violation of Environmental Laws in any way affecting the Premises;

               (iv) in addition to the requirements of Section 5.4 hereof, defend all actions against the Indemnified Parties and pay, protect, indemnify and save harmless the Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses, (including, without limitation, reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature relating to Lessee's violation of any Environmental Laws or Lessee's breach of this Lease as it pertains to Environmental Laws or Regulated Substances. The indemnity contained in this Section 5.6 shall survive the expiration or earlier termination of this Lease and shall relate to events occurring during the Term; and

               (v) comply, and cause the Premises and Lessee's use thereof and Lessee's property thereon to comply, in all materials respects and at all times during the Term with all Environmental Laws including without limitation any provision of Environmental Laws which may require that notification be made to, or reports filed with, any governmental agency (it being understood that any failure to promptly comply in all material respects with any order or directive of any governmental agency having jurisdiction over the Premises shall constitute a material noncompliance unless Lessee is contesting in good faith the validity or applicability of such order or directive pursuant to Section 5.5) and Lessee shall diligently pursue a cure of all immaterial noncompliance with Environmental Laws of which Lessee has actual knowledge or of which Lessee has received notice.

          (c) Notwithstanding anything contained herein to the contrary, Lessee shall not have any obligation or be required to incur any liability with respect to any acts or omissions relating to Environmental Laws and Regulated Substances by parties other than Lessee, Lessee's contractors, agents, customers and invitees, and their respective employees, agents and contractors.

          Section 5.7.   Maintain Licenses.  Lessee shall maintain or cause to
                         -----------------
be maintained all licenses, permits, charters and registrations material to the operation of the Premises.

                                  ARTICLE VI

          Section 6.1.   Intentionally Omitted.
                         ---------------------

          Section 6.2.   Condemnation and Casualty.
                         -------------------------

          (a)  General Provisions.  Lessee hereby irrevocably assigns to Lessor
               ------------------
any award, compensation or insurance payment to which Lessee may become entitled by reason of Lessee's interest in the Premises (i) if the use, occupancy or title of the Premises or any part thereof, is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain ("Condemnation") or
(ii) if the Premises or any part thereof are damaged or destroyed by fire, flood or other casualty ("Casualty"). All awards, compensations and insurance payments on account of any Condemnation or Casualty are herein collectively called "Compensation." Lessor may appear in any such proceeding or action to negotiate, prosecute and adjust any claim for any Compensation, and Lessor shall collect any such Compensation. Notwithstanding anything to the contrary contained in this Section 6.2, if permissible under applicable law, any separate compensation available to Lessee for its moving and relocation expenses, anticipated loss of business profits, loss of goodwill or equipment and other Severable Property paid for by Lessee and which are not part of the Premises, shall be paid directly to and shall be retained by Lessee if and to the extent such separate compensation shall not reduce the Compensation otherwise payable to Lessor pursuant hereto; and such separate compensation available to Lessee shall not be included within the meaning of "Compensation" as used herein. All Compensation shall be applied pursuant to this Section 6.2, and all such Compensation (less the reasonable expense of collecting such Compensation) is herein called the "Net Proceeds."

          (b)  Substantial Condemnation or Casualty.  If a Condemnation or
               ------------------------------------
Casualty shall, in Lessee's good faith judgment, affect all or a substantial portion of the Premises and shall render the Premises unsuitable for restoration for continued use and occupancy in Lessee's business, and in the case of a Casualty, the Premises cannot be restored within two hundred seventy (270) days after the date of the casualty, then Lessee may, not later than thirty (30) days after the date of such Casualty or Condemnation, deliver to Lessor (i) notice (a "Termination Notice") of its intention to terminate this Lease which termination shall be effective as of the date of the Casualty or on the date on which possession must be surrendered pursuant to a Condemnation (the "Termination Date"), (ii) a certificate of an authorized officer of Lessee describing the event giving rise to such termination and stating that Lessee has determined that such Condemnation or Casualty has rendered the Premises unsuitable for restoration for continued use and occupancy in Lessee's business, and (iii) in the case of a Casualty, the certificate of an architect licensed in the state of Illinois stating that the architect has determined, in its good faith judgment, that the Premises cannot be restored for continued use and occupancy in Lessee's business within two hundred seventy (270) days after the date of the Casualty, whereupon this Lease shall terminate on the Termination Date, except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to the Termination Date, upon payment by Lessee of all Rent and other sums due and payable hereunder to and including the Termination Date.

          (c)  Less Than Substantial Condemnation or Casualty/Substantial
               ----------------------------------------------------------
Condemnation or Casualty Not Causing Termination.  If, as a result of a
------------------------------------------------
Condemnation or Casualty, Lessee does not give or does not have the right to give notice of its intention to terminate this Lease as provided in Subsection 6.2(b), then this Lease shall continue in full force and effect and Lessor shall, at its expense, rebuild, replace or repair the Premises so as to restore the Premises (in the case of Condemnation, as nearly as practicable) to the condition and character thereof immediately prior to such Casualty or Condemnation. Lessor shall promptly and diligently pursue such restoration and shall in any event commence restoration within sixty (60) days after the date of the Casualty or Condemnation and complete the restoration within two hundred seventy (270) days of the date of the Casualty or Condemnation; provided, however, that Lessor shall not be obligated to expend any sums in excess of the Net Proceeds in connection with the repair or restoration of the Premises. If Lessor determines in good faith that it will receive insufficient Net Proceeds to pay for the required restoration work Lessor is to perform, and Lessor is not willing to fund such deficit from other sources, then Lessor shall promptly send Lessee a notice of such determination, and unless the parties thereafter agree to the contrary within thirty (30) days of Lessee's receipt of such notice, either Lessor or Lessee may terminate this Lease by giving notice thereof to the other party. If Lessor's restoration of the Premises is not substantially completed within said 270-day period, then Lessee may terminate this Lease by giving Lessor written notice thereof prior to the substantial completion of such restoration work. In no event shall Lessor be responsible for the repair, replacement or restoration of any Severable Property, all of which shall be Lessee's responsibility. Lessor shall be entitled to all Net Proceeds. In the event of any temporary Condemnation, this Lease shall remain in full effect and Lessee shall be entitled to receive the Net Proceeds allocable to such temporary Condemnation, except that any portion of the Net Proceeds allocable to the period after the expiration or termination of the Term shall be paid to Lessor.

          (d) Unless the Casualty was caused by the acts of Lessee or its employees, contractors, invitees or agents, Basic Rent and additional rent pertaining to taxes shall abate until Lessor's restoration work has been substantially completed. In the event of a Condemnation not resulting in a termination of the Lease, Basic Rent shall be adjusted equitably based on the portion of the Premises so taken.

          Section 6.3.   Insurance.
                         ---------

          (a) Lessee will maintain insurance on the Premises of the following character:

               (i) Insurance against all risks of direct physical loss, including loss by fire, lightning and other risks which at the time are included under "extended coverage" endorsements, in amounts sufficient to prevent Lessor and lessee from becoming a coinsurer of any loss but in any event in amounts not less than 100% of the actual replacement value of the Improvements, exclusive of foundations and excavations;

               (ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the minimum amounts of $5,000,000 for bodily injury or death to any one person, $7,000,000 for any one accident and $500,000 or property damage to others, or in such greater amounts as are then customary for property similar in use to the Premises;

               (iii) Workers' compensation insurance (including employers' liability insurance, if requested by Lessor) to the extent required by the law of the State of Illinois;

               (iv) Explosion insurance in respect of any boilers and similar apparatus located on the Premises in the minimum amount of $1,000,000 or in such greater amounts as are then customary;

               (v) During any period of construction on the Premises by Tenant, builder's risk insurance on a completed value, non-reporting basis for the total cost of such alterations or improvements, and workers' compensation insurance as required by applicable law; and

               (vi) Such other insurance in such amounts and against such risks, as in the opinion of Lessor is commonly obtained in the case of property similar in use to the Premises and located in the State of Illinois, including, but not limited to, flood insurance (if the Premises is in a flood plain) and earthquake insurance.

          Such insurance shall be written by companies of nationally recognized financial standing legally qualified to issue such insurance accorded a rating by A.M. Best Company, Inc. of A:X or higher (or in the case of foreign carriers, an equivalent rating by an equivalent rating agency) at the time of issuance of any such policy, and in the case of property damage policies, shall name Lessee and Lessor as insured parties and include each Mortgagee as additional insureds as their interests may appear, and in the case of public liability policies, shall name Lessor and each Mortgagee as additional named insureds. If the Premises or any part thereof shall be damaged or destroyed by Casualty, and if the estimated cost of rebuilding, replacing or repairing the same shall exceed $25,000, Lessee promptly shall notify Lessor thereof. All policies carried by Lessee may contain Lessee's standard deductibles (provided, without limiting Lessee's obligations under this Lease, Lessee shall be responsible for payment of expenses, claims and losses which would have been paid by such policies, but for the deductibles, up to the amount of such deductibles) and may be in one or more blanket, umbrella or excess liability policies covering other locations and activities of Lessee, provided that the Premises are specified therein.

          (b) Every such casualty policy shall bear a mortgagee endorsement in favor of the mortgagee or beneficiary (whether one or more, the "Mortgagee") under each mortgage, deed of trust or similar security instrument creating a lien on the interest of Lessor in the Premises (whether one or more, the "Mortgage"), and any loss under any such policy shall be payable to the Mortgagee which has a first lien on such interest (if there is more than one first Mortgagee, then to the trustee for such Mortgagees) to be held and applied pursuant to Section 6.2. Every policy referred to in Subsection 6.3(a) shall provide that it will not be cancelled or amended except after thirty (30) days' written notice to Lessor and each Mortgagee and that it shall not be invalidated by any act or negligence of Lessor, Lessee or any person or entity having an interest in the Premises, nor by occupancy or use of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to or ownership of the Premises, nor by any breach or violation by Lessee of any warranties, declarations or conditions contained in such policies. Every such policy shall also provide for the waiver by the insurer or insurers thereunder of any right of subrogation against Lessee, Lessor and any Mortgagee, and to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessee, Lessor or any Mortgagee.

          (c) Lessee shall deliver to Lessor and any Mortgagee originals of the applicable insurance policies or original or duplicate certificates of insurance, reasonably satisfactory to Lessor and any Mortgagee, evidencing the existence of all insurance which is required to be maintained by Lessee hereunder and payment of all premiums therefor, such delivery to be made (i) upon the execution and delivery hereof and (ii) at least thirty (30) days prior to the expiration of any such insurance. Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 6.3 unless Lessor is named insured therein, and unless there is a mortgagee endorsement in favor of Mortgagee with loss payable as provided herein. Lessee shall immediately notify Lessor whenever any such separate insurance is obtained and shall deliver to Lessor and Mortgagee the policies or certificates evidencing the same.

          (d) The requirements of this Section 6.3 shall not be construed to negate or modify Lessee's obligations under Section 5.4, 6.2 or Subsection 5.6(b)(iv), except to the extent of Lessor's recovery under any insurance policies required to be maintained hereunder which insurance proceeds are directly attributable to such obligations.

          Section 6.4.   Waiver of Subrogation.
                         ---------------------

          Lessor and Lessee desire that to the extent any event is covered by insurance maintained by either party, any loss, cost, damage or expense related thereto, including, without limitation, expense of defense, be borne by the insurer or insurers without regard to the fault of the parties. Accordingly, and notwithstanding any other provision of this Lease to the contrary, Lessor and Lessee each hereby waive all rights of action against the other for loss or damage to the Premises or to property of Lessor and Lessee located on the Premises, which loss or damage is covered or required to be covered by insurance pursuant to this Lease, provided, however, that this waiver shall be effective only when the waiver shall not operate to diminish or invalidate the coverage provided under such insurance policies.

                                  ARTICLE VII

          Section 7.1  Conditional Limitations; Default Provisions.
                       -------------------------------------------

          (a) Any of the following occurrences or acts shall constitute an Event of Default under this Lease:

               (i) If Lessee shall fail to pay any Basic Rent, additional rent or other sum, as and when required to be paid by Lessee hereunder and such failure shall continue for five (5) days following notice from Lessor of such failure;

               (ii) If Lessee shall make or permit any assignment or transfer of this Lease in breach of this Lease or sublet the Premises or any portion thereof in breach of this Lease;

               (iii) If Lessee shall fail to observe or perform any other provision hereof not specified in clauses (i) or (ii) and such failure shall continue for thirty (30) days after written notice to Lessee of such failure (provided, that in the case of any such failure which cannot be cured by the payment of money and cannot with diligence be cured within thirty (30) day period, if Lessee shall commence promptly to cure the same and thereafter prosecute the curing thereof with diligence, the time within which such failure may be cured shall be extended for such period not to exceed ninety (90) additional days as is necessary to complete the curing thereof with diligence);

               (iv) If any representation or warranty of Lessee set forth herein or in any document, notice, certificate, demand or request executed by Lessee and delivered to Lessor, or if any representation or warranty of any Guarantor set forth in a guaranty or in any document, notice, certificate, demand or request delivered to Lessor, shall prove to be incorrect in any material adverse respect as of the time when the same shall have been made in a way adverse to Lessor;

               (v) If Lessee or any Guarantor shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition proposing the adjudication of Lessee or any Guarantor as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee or such Guarantor, as applicable, shall consent to or acquiesce in the filing thereof or such petition shall not be discharged or denied within ninety (90) days after the filing thereof;

               (vi) If a receiver, trustee or liquidator of Lessee or any Guarantor, or of all or substantially all of the assets of Lessee or any Guarantor, or of the Premises or Lessee's estate therein shall be appointed in any proceeding brought by Lessee or any Guarantor, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee or any Guarantor and shall not be discharged within ninety (90) days after such appointment, or if Lessee or any Guarantor shall consent to or acquiesce in such appointment;

               (vii) If the Premises shall be abondoned and Lessee fails to pay the Rent or otherwise maintain and protect the Premises required by this Lease;

               (viii) If any guaranty of this lease (a "Guaranty") shall cease to be in full force and effect for any reason whatsoever other than a termination of such Guaranty as expressly provided for in such Guaranty, but otherwise including, without limitation, a final determination by a governmental body or court that the Guaranty is invalid, void or unenforceable or the Guarantor thereunder shall contest or deny in writing the validity or enforceability of any of its obligations under its Guaranty; or

               (ix) If a default occurs under any Guaranty which default continues beyond applicable grace periods, if any, for the cure of such default.

          (b) If an Event of Default shall have occurred and be continuing, Lessor shall have the right to proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants and terms of this Lease or to recover damages for the breach thereof or both.

          (c) If an Event of Default shall have occurred and be continuing, Lessor shall have the right to give Lessee notice of Lessor's termination of the Term. Upon the giving of such notice, the Term and the estate hereby granted shall expire and terminate on such date as fully and completely and with the same effect as if such date were the date herein fixed for the expiration of the Term, and all rights of Lessee hereunder shall expire and terminate, but Lessee shall remain liable as hereinafter provided.

          (d) If an Event of Default shall have occurred and be continuing, Lessor shall have the immediate right, whether or not the Term shall have been terminated pursuant to Subsection 7.1(c), to re-enter and repossess the Premises and the right to remove all persons and property therefrom by summary proceedings, ejectment, any other legal action or in any lawful manner Lessor determines to be necessary or desirable. Lessor shall incur no liability by reason of any such re-entry, repossession or removal. No such re-entry, repossession or removal shall be construed as an election by Lessor to terminate the Term unless a notice of such termination is given to Lessee pursuant to Subsection 7.1(c).

          (e) At any time or from time to time after a re-entry, repossession or removal pursuant to Subsection 7.1(d), whether or not the Term shall have been terminated pursuant to Subsection 7.1(c), Lessor may relet the Premises for the account of Lessee, in the name of Lessee or Lessor or otherwise, without notice to Lessee, for such term or terms and on such conditions and for such uses as Lessor, in its reasonable discretion, may determine. Lessor may collect any rents payable by reason of such reletting. Lessor shall not be liable for any failure to relet the

Premises or for any failure to collect any rent due upon any such reletting. Lessor shall use reasonable efforts to relet the Premises in an effort to mitigate its damages.

          (f) No expiration or termination of the Term pursuant to Subsection 7.1(c), by operation of law or otherwise, and no re-entry, repossession or removal pursuant to Subsection 7.1(d) or otherwise, and no reletting of the Premises pursuant to Subsection 7.2(e) or otherwise, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession, removal or reletting.

          (g) In the event of any expiration or termination of the Term or re-entry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Lessee shall pay to Lessor all Basic Rent, additional rent and other sums required under this Lease to be paid by Lessee, in each case to and including the date of such expiration, termination, re-entry, repossession or removal; and, thereafter, Lessee shall, until the end of what would have been the Term in the absence of such expiration, termination, re-entry, repossession or removal and whether or not the Premises shall have been relet, be liable to Lessor for, and shall pay to Lessor, as liquidated and agreed current damages: (i) all Basic Rent, all additional rent and other sums which would be payable under this Lease by Lessee in the absence of any such expiration, termination, re-entry, repossession or removal, together with all expenses of Lessor in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, reasonable attorneys' fees and expenses (including, without limitation, fees and expenses of appellate proceedings), employee's expenses, alteration costs and expenses of preparation for such reletting) less (ii) the net proceeds, if any, of any reletting effected for the account of Lessee pursuant to Subsection 7.1(e). Lessee shall pay such liquidated and agreed current damages on the dates on which Rent would be payable under this Lease in the absence of such expiration, termination, re-entry, repossession or removal, and Lessor shall be entitled to recover the same from Lessee on each such date.

          (h) At any time after any such expiration or termination of the Term or re-entry or repossession of the Premises or removal of persons or property therefrom by reason of the occurrence of an Event of Default, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor on demand, as and for liquidated and agreed final damages for Lessee's default and in lieu of all liquidated and agreed current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (i) the aggregate of all unpaid Basic Rent, additional rent and other sums which would be payable under this Lease, in each case from the date of such demand (or, if it be earlier, the date to which Lessee shall have satisfied in full its obligations under subsection 7.1(g) to pay liquidated and agreed current damages) for what is or would have been in the absence of such expiration or termination, the then unexpired Term, discounted at the rate of 6% per annum over (ii) the then fair rental value of the Premises for the same period, discounted at the rate of 6% per annum. Nothing in subsection 7.1(g) or this 7.1(h) shall permit Lessor to double count any unpaid rent and collect such unpaid rent under both subsection 7.1(g) and this 7.1(h). If any applicable law shall limit the amount of liquidated final damages to less than the foregoing amount, Lessor shall be entitled to the maximum amount allowable under such law.

          Section 7.2.   Bankruptcy or Insolvency.
                         ------------------------

          (a) If Lessee shall become a debtor in a case filed under Chapter 7 or Chapter 11 of the Bankruptcy Code and Lessee or Lessee's trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of such petition to such additional time as provided by the court within such sixty (60) day period, this Lease shall be deemed to have been rejected. Immediately thereupon Lessor shall be entitled to possession of the Premises without further obligation to Lessee or Lessee's trustee and this Lease upon the election of Lessor shall terminate, but Lessor's right to be compensated for damages (including, without limitation, liquidated damages pursuant to any provision hereof) or the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

          (b) (i) If Lessee, Lessee's trustee or the debtor-in-possession has failed to perform all of Lessee's obligations under this Lease within the time period (excluding grace periods) required for such performance, no election by Lessee's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be permitted or effective unless each of the following conditions had been satisfied:

               (A) Lessee's trustee or the debtor-in-possession has cured all defaults under this Lease, or has provided Lessor with Assurance (as defined below) that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any promptly after the date of such assumption.

               (B) Lessee's trustee or the debtor-in-possession has compensated Lessor, or has provided Lessor with Assurance that within ten (10) days from the date of such assumption it will compensate Lessor, for any actual pecuniary loss incurred by Lessor arising from the default of Lessee, Lessee's trustee or the debtor-in-possession as indicated in any statements of actual pecuniary loss sent by Lessor to Lessee's trustee or the debtor-in-possession.

               (C) Lessee's trustee or the debtor-in-possession has provided Lessor with Assurance of the future performance of each of the obligations of Lessee, Lessee's trustee or the debtor-in-possession under this Lease, and, if Lessee's trustee or the debt-in-possession shall also (i) deposit with Lessor, as security for the timely payment of rent hereunder, an amount equal to three (3) installments of Basis Rent (at the rate than payable) which shall be applied to installments of Basis Rent in the inverse order in which such installments shall become due provided all the terms and provisions of this Lease shall have been complied with, and (ii) pay in advance to Lessor on the date each installment of Basis Rent is payable a pro rata share of Lessee's annual obligations for additional rent and other sums pursuant to this Lease, such that Lessor shall hold funds sufficient to satisfy all such obligations as they become due. The obligations imposed upon Lessee's trustee or the debtor-in-possession by this section shall continue with respect to Lessee or any assignee of this Lease after the completion of bankruptcy proceedings.

               (D) Each of Lessee's obligations hereunder shall be considered an integral part of this Lease and the assumption of this Lease shall include the entirety of Lessee's obligations hereunder.

               (ii) For purposes of this Section 7.2, Lessor and Lessee acknowledge that "Assurance" shall mean no less than:
     Lessee's trustee or debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Lessor that sufficient funds will be available to fulfill the obligations of Lessee under this Lease.

          (c) If Lessee's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of Subsection 7.2(a) or 7.2(b) for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee ("Assignee") has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Lessee. Lessor shall be entitled to receive all cash proceeds of such assignment. As used herein, "adequate assurance of future performance" shall mean no less than each of the following conditions has been satisfied:

               (i) The Assignee has furnished Lessor with either (i)
     (x) a copy of a credit rating of Assignee which Lessor reasonably determines to be sufficient to assure the future performance by Assignee of Lessee's obligations under this Lease and (y) a current financial statement of Assignee indicating a net worth and working capital in amounts which Lessor reasonably determines to be sufficient to assure the future performance by Assignee of Lessee's obligations under this Lease or (ii) a guarantee or guarantees, in form and substance satisfactory to Lessor, from one or more persons with a credit rating and net worth equal to or exceeding the credit rating and net worth of Lessee as of the date hereof.

               (ii) The proposed assignment will not release or impair any guaranty of the obligations of Lessee (including the Assignee) under this Lease.

          (d) When, pursuant to the Bankruptcy Code, Lessee's trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the

Premises, such charges shall not be less than the Basis Rent, additional rent and other sums payable by Lessee under this Lease.

          (e) No acceptance by Lessor of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Lessor nor shall it be deemed a waiver of Lessor's right to terminate this Lease for any transfer of Lessee's interest under this Lease without such consent.

          Section 7.3    Additional Rights of Lessor.
                         ---------------------------

          (a) No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Receipt by Lessor of any Basic Rent, additional rent or other sums payable hereunder with knowledge of the breach of any provision hereof shall not constitute waiver of such breach, and no waiver by Lessor of any provision hereof shall be deemed to have been made unless made in writing. Lessor shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions hereof, or to a decree compelling performance of any of the provisions hereof, or to any other remedy allowed to Lessor by law or equity.

          (b) Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Lease after termination of Lessee's right of occupancy by order or judgement of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the Term as herein provided, and (ii) Lessee specifically waives any rights of redemption or reinstatement available by law, or any successor law.

          (c) If Lessee shall be in default in the observance or performance of any term or covenant on Lessee's part to be observed or performed under any of the provisions of this Lease, then, without thereby waiving such default, Lessor may, but shall be under no obligation to, take all action, including, without limitation, entry upon the Premises, to perform the obligation of Lessee hereunder immediately and without notice in the case of any emergency and upon five (5) business days' notice to Lessee in other cases; provided, however, other than in the case of an emergency, Lessor will not take any such action until Lessee's default continues beyond the applicable cure period, if any, set forth in Section 7.1(a). All reasonable expenses incurred by Lessor in connection therewith, including, without limitation, attorneys' fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings) shall constitute additional rent under this Lease and shall be paid by Lessee to Lessor upon demand.

          (d) If Lessee shall be in default in the performance of any of its obligations hereunder, and provided Lessor prevails in any action against Lessee, Lessee shall pay to Lessor, on demand, all expenses incurred by Lessor as a result thereof, including, without limitation, reasonable attorneys' fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings).
If Lessor shall be made a party to any litigation commenced against Lessee and Lessee shall fail to provide Lessor with counsel approved by Lessor and pay the expenses thereof, Lessee shall pay all costs and reasonable attorneys' fees and expenses in connection with such litigation (including, without limitation, fees and expenses incurred in connection with any appellate proceedings).

            (e) If Lessee shall fail to pay when due any Basic Rent, additional rent or other sums required to be paid by Lessee hereunder, Lessor shall be entitled to collect from Lessee as additional rent and Lessee shall pay to Lessor, in additiom to such Basic Rent, additional rent or other sum, interest on the past due payment from and including the date it was due until the date it is paid at the Late Rate. The Late Rate shall be the lesser of (i) that per annum rate of interest which exceeds by two (2) percentage points the base rate most recently announced by Citibank, N.A., New York, New York as its Base Rate or (ii) the maximum rate permitted by applicable law. If Citibank discontinues the announcement of a Base Rate or substantially alters the meaning thereof, Lessor may substitute a comparable "prime rate" of a major national bank by written notice to lessee. The Late Rate shall change as and when said Base Rate or prime rate changes. In addition, if Lessee shall fail to pay any Basic Rent, additional rent or other sum, as and when required to be paid by Lessee hereunder, and Lessor shall have given Lessee notice of such failure pursuant to Subsection 7.1(a)(i), Lessor shall be entitled to collect from Lessee, and Lessee shall pay to Lessor, as additional rent, an amount equal to 1% of the amount shown in such notice as unpaid; provided, Lessor shall not impose said 1% late charge unless Lessee has been late in the payment of rent more than twice in any twelve (12) month period.

                                 ARTICLE VIII

          Section 8.1    Notices and Other Instruments. All notices, offers,
                         -----------------------------
consents and other instruments given pursuant to this Lease shall be in writing and shall validly given when hand-delivered or sent by a courier or express service guarantying overnight delivery or by telecopy, with original being promptly sent as otherwise provided above, addressed as follows:

          If to Lessor:                      Mr. David E. Babiarz
                                             1035 Glencrest Drive
                                             Inverness, Illinois 60010

          With a copy to:                    Dennis B. Black
                                             Goldberg, Kohn, Bell, Black,
                                             Rosenbloom & Moritz, Ltd.
                                             55 East MOnroe Street
                                             Suite 3700
                                             Chicago, Illinois 60603
                                             Fax: (312) 332-2196

          If to Lessee:                      Favorite Brands International, Inc.
                                             75 Tri-State International
                                             Suite 222
                                             Lincolnshire, IL 60069
                                             Attention: Chief Financial Officer
                                             Fax: (847) 374-0952

          With a copy to:                    Brooks B. Gruemmer
                                             Vice President and General Counsel
                                             Favorite Brands International, Inc.
                                             75 Tri-State International
                                             Suite 222
                                             Lincolnshire, IL 60069
                                             Fax: (847) 373-0952

Lessor and Lessee each may from time to time specify, by giving fifteen (15) days' notice to each other party (i) any other address in the United States as its address for purposes of this Lease, and (ii) any other person or entity in the United States that is to receive copies of notices, offers, consents and other instruments hereunder.

          Section 8.2.   Estoppel Certificate; Financial Information.
                         -------------------------------------------

          (a) Lessee will upon ten (10) days' written notice at the request of Lessor, execute, acknowledge and deliver to Lessor a certificate of Lessee stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications); and stating the dates to which Basis Rent, additional rent and other sums payable hereunder have been paid; either stating that to the knowledge of Lessee no default exists hereunder or specifying each such default of which Lessee has knowledge and whether or not Lessee is still occupying and operating the Premises, and making factually correct statements as to such additional matters as Lessor may reasonably request. Any such certificate may be relied upon by any actual or prospective Mortgagee or purchaser of the Premises or of an equity interest in Lessor and the certificate shall so state. Further, if requested by Lessor, Lessee state in the certificate that Lessee shall acknowledge a proposed purchaser of Lessors' interest in the Premises as Lessor under this Lease upon the consummation of such proposed sale. Lessee shall also deliver to Lessor, promptly upon request therefor, such affidavits, certificates and instruments as may be reasonably requested in order for Lessor to be able to obtain for prospective Mortgagees or purchasers of Lessor's interest hereunder or of an interest in Lessor, customary title insurance policies and endorsements provided that Lessee shall not be obligated to provided any indemnities in connection therewith. Lessor will, upon ten (10) days' written notice at the request of Lessee, execute, acknowledge and deliver to Lessee a certificate of Lessor stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications) and the dates to which Basic Rent, additional rent and other sums payable hereunder have been paid, and either stating that to the knowledge of Lessor no default exists hereunder or specifying each such default of which Lessor has knowledge, and making factually correct statements as to such additional matters as Lessee may reasonably request. Any such certificate may be relied upon by Lessee or any actual or prospective assignee or sublessee, or permitted leasehold mortgagee of the Premises.

          (b) If from time to time Lessor notifies Lessee that Lessor intends to finance or refinance the Premises or to sell the Premises or an interest therein (or that it is contemplated that a material equity interest in an entity which is the Lessor will be issued or transferred), then within twenty (20) days after Lessee's receipt of such notice, Lessee shall deliver to Lessor a copy of Lessee's most recent annual audited financial statements, and if then available and later dated, Lessee's most recent quarterly unaudited financial statements; provided, however, Lessor shall not provide such financials to any proposed lender or purchaser (or recipient of an equity interest in Lessor) as described above unless said individual or entity has entered into a confidentiality agreement with respect thereto in a form reasonably acceptable to Lessee; provided, further, that such form of agreement shall be acceptable to Lessee if it is substantially similar to the provisions of Section 10.10 below. In addition, upon reasonable advance notice, Lessee shall make available an appropriate financial officer of Lessee to discuss such financial information with Lessor, any prospective purchaser of Lessor's interest hereunder or of an interest in Lessor, any Mortgagee or prospective Mortgagee. Such financial statements may consist of consolidated financial statements which include Lessee, in which event Lessee shall also provide Lessor, upon request, with consolidating financial statements.

          (c) Lessor, any Mortgagee and their respective agents and designees may enter upon and examine the Premises at reasonable times and on reasonable notice and show the Premises to prospective Mortgagees and/or purchasers.
Except in the case of emergency, Lessee may designate an employee to accompany Lessor, its agents and designees on such examinations. Other than in the event of an emergency, Lessor shall give Lessee reasonable prior notice of such entries by Lessor. In the exercise of its rights hereunder, Lessor shall use reasonable efforts to refrain from interfering with Lessee's business operations and to minimize any inconvenience, disturbance, loss of business, nuisance or other damage arising out of such entries, whether such entries are permitted pursuant to this Section 8.2(c) of the Lease or provided for elsewhere herein.

Lessor shall promptly reimburse Lessee for any physical property damage suffered on account of such entries, unless such entries show (or result from) a default by Lessee under this Lease.

                                  ARTICLE IX

          Section 9.1.   Intentionally Omitted.
                         ---------------------

                                   ARTICLE X

          Section 10.1.  No Merger.  There shall be no merger of this Lease or
                         ---------
of the leasehold estate hereby created with the fee estate in the Premises by reason of the fact that the same person acquires or holds, directly or indirectly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate.

          Section 10.2.  Surrender.  Upon the expiration or earlier termination
                         ---------
of this Lease, Lessee shall surrender the Premises to Lessor in a condition comparable to that existing on the date hereof, normal wear and tear, Casualty and Condemnation loss excepted. The provisions of this Section and Article III shall survive the expiration or earlier termination of this Lease.

          Section 10.3.  Separability; Binding Effect; Governing Law.  Each
                         -------------------------------------------
provision hereof shall be separate and independent and the breach of any provision by Lessor shall not discharge or relieve Lessee from any of its obligations hereunder. Each provision hereof shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the permitted successors and assigns of the parties to the same extent as if each such successor and assign were named as a party hereto. This Lease shall be governed by and interpreted in accordance with the laws of the state of Illinois.

          Section 10.4.  Table of Contents and Headings; Internal References.
                         ---------------------------------------------------
The table of contents and the headings of the various paragraphs and schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying the express terms and provisions of this Lease. Unless stated to the contrary, any references to any section, subsection, schedule and the like contained herein are to the respective section, subsection, schedule and the like of this Lease.

          Section 10.5.  Counterparts.  This Lease may be executed in two or
                         ------------
more counterparts and shall be deemed to have become effective when and only when one or more of such counterparts shall have been executed by or on behalf of each of the parties hereto (although it shall not be necessary that any single counterpart be executed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument), and shall have been delivered by each of the parties to the other.

          Section 10.6.  Lessor's Liability. Notwithstanding anything to the
                         ------------------
contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor or any partner, shareholder or member of Lessor, its successors or assigns with respect to any of the terms, covenants and conditions of this Lease, and any liability on the part of Lessor shall be limited solely to its interest in the Premises, such exculpation of liability to be absolute and without exception whatsoever.

          Section 10.7.  Amendments and Modifications. Except as expressly
                         ----------------------------
provided herein, this Lease may not be modified or terminated except by a writing signed by Lessor and Lessee.

          Section 10.8.  Additional Rent. All amounts other than Basic Rent
                         ---------------
which Lessee is required to pay or discharge pursuant to this Lease, including the interest and provided for by Subsection 7.3(g) hereof, shall constitute additional rent.

          Section 10.9.  Schedules. The Schedules attached hereto are hereby
                         ---------
incorporated herein by this reference.


          Section 10.10. Confidentiality. With respect to the financial
                         ---------------
statements and information delivered to Lessor pursuant to this Lease, and any other information obtained by Lessor as a result of any examination or discussion contemplated under this Lease, Lessor agrees that, to the extent that such information therein contained has not theretofore otherwise been disclosed in such a manner as to render such information available to the public and that such information has been clearly marked or labeled as being confidential information, Lessor will employ reasonable procedures reasonably designed to maintain the confidential nature of the information therein contained, provided, that anything herein contained to the contrary notwithstanding, Lessor may disclose or disseminate such information to: (a) its partners, members or shareholders and Lessor's and their employees, agents, brokers, consultants, attorneys and accountants who would ordinarily have access to such information in the normal course of the performance of their duties; provided, Lessor informs such recipient that such information is to be kept confidential under the terms of this Lease; (b) such third parties as Lessor may, in Lessor's reasonable discretion, deem reasonably necessary or desirable in connection with or in response to (i) compliance with any law, ordinance or governmental order, regulation, rule, policy, subpoena, investigation, regulatory, authority request or requests, or (ii) any order, decree, judgment,subpoena, notice of discovery or similar ruling or pleading issued, filed, served or purported on its face to be issued, filed or served (x) by or under authority of any court, tribunal, arbitration board of any governmental or industry agency, commission, authority, board or similar entity or (y) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity, provided that Lessor shall endeavor to notify Lessee in writing prior to making any such disclosure; (c) any prospective purchaser, assignee or transferee of Lessor's interest in this Lease or the Premises or any equity interest in Lessor, securities broker or dealer or investment banker in connection with the sale or proposed sale of Lessor's interest in this Lease or the Premises or any equity interest in Lessor, provided that Lessor obtains written confidentiality agreements consistent with the provisions of this Section from such persons; (d) any Mortgagee or any lender to Lessor or to any of Lessor's partners, members or shareholders who shall have requested to inspect such information in its capacity as a Mortgagee or as a lender, to Lessor or such partners or shareholders or to any such prospective Mortgagee or lender; provided, Lessor informs such recipient that such information is to be kept confidential under the terms of this Lease; and (e) any person or entity in order to enforce Lessor's or any Mortgagee's rights under this Lease; and, provided further, that Lessor shall not be liable to Lessee or any other person or entity for damages for any failure by Lessor to comply with the provisions of this Section 10.16, except in any case involving Lessor's negligence, willful misconduct or fraudulent misconduct.

          Section 10.11. Memorandum of Lease. Lessor will execute and delivery
                         -------------------
to Lessee a memorandum of this Lease in recordable form (and in a form reasonably acceptable to Lessor and its counsel), and Lessee may record said memorandum (the "Memorandum") at its expense. Upon the expiration or earlier termination of this Lease, Lessee shall promptly execute and deliver to Lessor a memorandum of the termination of this Lease (the "Termination Memorandum") in recordable form, which Lessor may prepare and record at Lessee's expense. In the event Lessee fails to promptly execute and deliver to Lessor the Termination Memorandum (including any notarization required in connection therewith) after Lessee's receipt of a request therefor (provided, however, Lessor's request shall not be effective and Lessee need not respond thereto until this Lease has been terminated due to the lapse of time or otherwise, or if earlier, until Lessee's right to possession of the Premises has been terminated), Lessor may, and is hereby irrevocably granted a power of attorney by Lessee to, execute and deliver the Termination Memorandum, which power of attorney is coupled with an interest on the part of Lessor; further, such irrevocable grant of power of attorney by Lessee for said purpose is assignable by Lessor to any Mortgagee or any person or entity who may acquire Lessor's interest in the Premises or in this Lease, and to their respective successors and assigns. The obligations of Lessee under this Section 10.17 and the power of attorney granted by Lessee herein shall survive the expiration or earlier termination of this Lease.

          Section 10.12. Inconsistent Actions. Lessee and Lessor each intend
                         --------------------
that Lessor is, and shall be treated as, the owner of the Premises for all purposes, and that Lessee's interest in the Premises is solely that of a lessee pursuant to this Lease. Lessee shall not take any action and shall cause Lessee's affiliates to take no action (including without limitation, the filing of any tax return) which would be inconsistent with the aforesaid.

                                  ARTICLE XI

          Section 11.1.  Option to Purchase. So long as no Default or Event of
                         ------------------
Default shall have occurred and be continuing as of the date of Lessee's notice hereunder, Lessee may give Lessor a written notice (the "Purchase Notice") which shall include an irrevocable offer by Lessee to purchase the Premises on a date (the "Purchase Date") that is not less than six (6) months and not more than nine (9) months after the date Lessor receives the Purchase Notice, for a purchase price (the "Purchase Price") equal to the Fair Market Value (as hereinafter defined).

          (a) "Fair Market Value" shall mean the amount a willing buyer would be willing to pay a willing seller for the Premises in a sale by a seller without a broker to a buyer without a broker, each being under no compulsion to buy or sell, assuming the Premises to be (A) in the condition in which it is required to be kept under this Lease, and (B) untenanted. Fair Market Value, if Lessor and Lessee are not able to agree on the same within thirty (30) days after Lessor's receipt of the Purchase Notice (the "Negotiation Period"), shall be determined pursuant to the procedure set forth in subsection (b) of this
Section 11.1.

          (b) Not more than twenty (20) days after the end of the Negotiation Period wherein Lessor and Lessee failed to agree as to the Fair Market Value of the Property, the parties shall attempt to agree upon an appraiser. If the parties agree upon an appraiser, the appraiser so selected shall determine the Fair Market Value of the Premises within thirty (30) days after selection. If the parties fail to so agree upon the selection of one such appraiser within twenty (20) days after the end of the Negotiation Period, Lessee and Lessor shall each designate, within five (5) business days from the end of such twenty
(20) day period, one appraiser to determine such Fair Market Value. In the event either party fails to so select its own appraiser, the appraiser selected by the other party shall determine Fair Market Value. If two appraisers are so selected, then they shall independently determine the Fair Market Value of the Premises and complete and forward to Lessor and Lessee their separate appraisal reports within thirty (30) days after the expiration of such five (5) business day period. Any appraisal report not so forwarded within such time period shall be excluded. If only one such report is timely forwarded, then the appraisal set forth therein shall be the Fair Market Value. If both reports are timely forwarded and the lower appraisal is not less then ninety percent (90%) of the higher appraisal, then the arithmetic mean of the two appraisals shall be the Fair Market Value. If the lower appraisal is less than ninety percent (90%) of the higher appraisal, then the two appraisers shall meet and select a third appraiser within ten (10) days after the expiration of such thirty (30) day period. In the event the two appraisers fail to so select a third appraiser, either party may obtain court appointment of such third appraiser. The third appraiser shall independently determine the Fair Market Value of the Premises and promptly complete and forward its report to Lessor and Lessee. The arithmetic mean of the two appraisals closest in amount shall be the Fair Market Value. All appraisers shall be members in good standing of the Appraisal Institute or any organization succeeding thereto and shall have had not less than ten (10) years experience with commercial real estate of the type of the Premises in the location where the Premises are located.

          After determination of the Purchase Price as set forth above, Lessee shall purchase the Premises from Lessor on the Purchase Date and the provisions of Section 11.2 shall apply thereto.

          Section 11.2.  Procedure Upon Purchase. If Lessee shall purchase the
                         -----------------------
Premises pursuant to this Article XI of this Lease, Lessor shall convey or cause to be conveyed title thereto by good and sufficient special warranty deed and any other necessary instruments of conveyance, with covenants only against Lessor's acts, and subject only to this Lease, the lien of any taxes, exceptions and encroachments set forth in the title insurance commitment delivered to Lessee upon execution of this Lease, which are listed in Schedule C attached hereto and made a part hereof (excluding the mortgages referred to therein), exceptions and encroachments created or consented to or existing by reason of any action or inaction by Lessee, and all Legal Requirements. Lessor shall provide an extended coverage endorsement over the standard printed exceptions.

          Upon the Purchase Date, Lessee shall pay to Lessor in immediately available funds, subject to this Section, (i) the Purchase Price plus, (ii) all Basic Rent, additional rent and other sums then due and payable hereunder to and including Purchase Date, plus (iii) any prepayment fees or premiums which Lessor is required to pay to discharge the current Mortgage, if it is then encumbering the Property. In connection with such payment, Lessor shall cause to be discharged any then existing mortgages, lien or deeds of trust arising by, through or under Lessor.

          There shall be no prorations or adjustments at the closing of a purchase pursuant to this Article 11, except that Basic Rent and all additional rent shall be prorated to the date of closing.

          All charges incident to such purchase, including, without limitation, escrow fees, recording fees, title insurance premiums and all applicable transfer taxes (not including any income, capital gain or franchise taxes of Lessor) which may be imposed by reason of such purchase and the delivery of said deed and other instruments shall be paid one-half by each of Lessee and Lessor. Upon the completion of the purchase of the Premises pursuant to this
Article XI, but not prior thereto (whether or not any delay or failure in the completion of such purchase shall be the fault of Lessor), this Lease shall terminate, except with respect to obligations and liabilities of Lessee hereunder, actual or contingent, which have arisen on or prior to such completion of purchase. In addition to the deed, Lessor shall deliver an ALTA Statement, Non-Foreign Certificate, Plat Act Affidavit, if required, a Disclosure Document under the Illinois Responsible Property Transfer Act, if required, a Release from the Illinois Department of Revenue, if required, and transfer tax declarations in required form. The transaction shall be closed through a deed and money escrow in the customary form of escrow instructions then in use by the title insurer with changes as are required in order to conform to the terms of this Section 11.2.

          Section 11.3.  Right of First Offer. If, during the Term, Lessor
                         --------------------
intends to sell the Premises, Lessor shall give Lessee written notice thereof which shall include a proposed purchase price for the Premises (the "Sale Notice"). So long as no Default or Event of Default has occurred and is continuing, Lessee shall have the right to purchase Lessor's entire interest in the Premises (but not less than such entire interest) upon the same terms and conditions as those set forth in the Sale Notice and this Section 11.3, which right shall be exercised, if at all, only by giving Lessor written notice thereof (the "Lessee's Purchase Notice") within ten (10) days after Lessee's receipt of the Sale Notice. Upon giving the Lessee Purchase Notice to Lessor, Lessee shall be obligated to purchase Lessor's interest in the premises at the price and on the terms and conditions set forth in the Sale Notice to the extent not inconsistent with this Section 11.3, such purchase to be consummated as soon as is reasonable but in any event within ninety (90) days after the Lessee Purchase Notice is received by Lessor. The provisions of Section 11.2 shall be applicable to such a purchase as if the purchase was occurring pursuant to Section 11.1, except that (i) the purchase price shall be as set forth in the Sale Notice and (ii) the expenses of sale shall be shared equally, other than attorneys' fees as respect to which each party shall pay its own counsel. The foregoing provisions of this Section 11.3 shall not apply to the sale by Lessor to any Affiliate (as defined in Schedule E to the Lease) of Lessor or any Affiliate of any partner, shareholder, member or beneficiary of Lessor, but any such Affiliate shall remain subject to the provisions of this Section 11.3. The foregoing provisions also shall not apply to any transfer by Lessor of his interest in the Premises for estate-planning purposes (including, without limitation, transfers to Lessor's immediate family members, his estate or any trust) or as a result of the death of Lessor provided that any transferee shall remain subject to the provisions of this Section 11.3. If Lessee fails to strictly comply with the provisions of this Section 11.3, including the time period for the giving of the Lessee's Purchase Notice, Lessor shall not be obligated to sell its interest in the Premises to Lessee and Lessor, so long as it shall have strictly complied with the provisions hereof, shall be free to transfer its Interest in the Premises to any transferee so long as the purchase price of Lessor's interest in the Premises is not less than ninety percent (90%) of the purchase price set forth in the Sale Notice.

     Section 11.4.  Quiet Enjoyment. So long as Lessee has faithfully performed
                    ---------------
all of its obligations under this Lease, Lessor covenants that Lessee shall peaceably and quietly have, hold and enjoy the Premises during the Term, subject to the terms hereof.

     Section 11.5   Brokers. Lessee and Lessor each represents and warrants
                    -------
to the other that it has not had any dealings with any real estate broker, finder or other person with respect to this Lease in any manner. Each party agrees to indemnify, defend and hold the other harmless from and against all claims for broker's commissions or finder's fees by any person claiming to have been retained by it in connection with this transaction or claiming by, through or under it to be the procuring cause of this transaction in breach of the foregoing representation and warranty.

     Section 11.6   Force Majeure. Anything in this Lease to the contrary
                    --------------
notwithstanding, neither party shall be deemed in default with respect to the performance of any obligation on its part to be performed under this Lease if such default shall be directly due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulation or controls, inability to obtain any material or service, or through acts of God or other cause or causes whether similar or dissimilar to those enumerated beyond the control of said party, and the period for said party to perform such obligation shall be extended by a period equal to the period of delay caused by such reason.

          IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.


                                 LESSOR:

                                 /s/ David E. Babiarz
                                 -----------------------------------------------
                                 DAVID E. BABIARZ, an individual

                                 LESSEE:

                                 D.J. ACQUISITION CORP., an Illinois corporation

                                 By /s/ [SIGNATURE ILLEGIBLE]
                                    --------------------------------------------
                                 Its   CEO
                                    --------------------------------------------

                                  SCHEDULE A

                               LEGAL DESCRIPTION

THAT PART OF THE WEST 1/2 OF SOUTHWEST 1/4 OF SECTION 28, TOWNSHIP 41 NORTH, RANGE 12, EAST OF THIRD PRINCIPAL MERIDIAN DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID WEST 1/2; THENCE SOUTH 1196.048 FEET ALONG THE EAST LINE OF SAID WEST 1/2; THENCE WEST ALONG A LINE PARALLEL WITH THE NORTH LINE OF SAID WEST 1/2 723.98 FEET TO THE POINT OF BEGINNING OF FOLLOWING TRACT OF LAND; THENCE CONTINUING WEST ALONG SAID PARALLEL LINE 450.0 FEET; THENCE NORTH PERPENDICULARLY TO SAID PARALLEL LINE TO A POINT ON A LINE 756.066 FEET SOUTH OF (AS MEASURED ALONG THE EAST LINE OF SAID WEST 1/2) AND PARALLEL WITH THE NORTH LINE OF SAID WEST 1/2; THENCE EAST ALONG THE LAST DESCRIBED PARALLEL LINE 450.0 FEET; THENCE SOUTH TO THE HEREIN DESCRIBED POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS. The Real Property or its address is commonly known as 1665 East Birchwood, Des Plaines, IL 60018. The Real Property tax identification number is 09-28-300-021-0000.

                                  SCHECULE B

                              PERSONAL PROPERTY


                                     None.

                                  SCHEDULE C

                             PERMITTED EXCEPTIONS

          1. Drainage ditches, feeders and laterals, and other drainage easements, if any.

          2. Rights of the public, the municipality, and the State of Illinois in and to that part of the land taken and used for roads and highways, if any.

          3. General Real Estate Taxes on the land for the year 1996 and subsequent years.

          4. Mortgage dated February 26, 1993 and recorded March 4, 1993 as Document Number 93164994, made by David Babiarz, a married person, to Park National Bank & Trust of Chicago, to secure an indebtedness of $2,000,000.00, subject to the terms of the Subordination, Non-Disturbance and Attornment Agreement among Lessor, Lessee and Park National Bank.

          5. Assignment of Rents dated February 26, 1993 and recorded March 4, 1993 as Document Number 93164995, made by David Babiarz, a married person, to National Bank & Trust of Chicago, subject to the terms of the Subordination, Non-Disturbance and Attornment Agreement among Lessor, Lessee and Park National Bank.

          6. Mortgage dated August 2, 1995 and recorded August 18, 1995 as Document Number 95548349, made by David Babiarz, a married man, to Park National Bank & Trust Company, to secure an indebtedness of $500,000.00, subject to the terms of the Subordination, Non-Disturbance and Attornment Agreement among Lessor, Lessee and Park National Bank.

          7. Assignment of Rents dated August 2, 1995 and recorded August 18, 1995 as Document Number 95548350, made by David Babiarz, a married man, to Park National Bank & Trust Company, subject to the terms of the Subordination, Non-Disturbance and Attornment Agreement among Lessor, Lessee and Park National Bank.

          8. Grant of easement recorded November 10, 1927 as Document Number 9837696 in favor of the Wisconsin Central Railway Company to occupy a strip, piece, belt or parcel of land sufficient in width for the construction, maintenance and operation of a spur track which location is disclosed by "Exhibit X."

          Note: No "Exhibit X" was attached to the above described instrument.

          9. Grant of easement recorded January 27, 1964 as Document Number 19031126 in favor of Commonwealth Edison Company and Middle States Telephone Company of Illinois for electrical and telephone purpose in, upon, under and along the property described in the instrument.

          10. Reservation of utility easement over, under and upon the North 15 feet, the East 6 feet and the West 6 feet of the premises in question, as disclosed by Deed recorded March 26, 1965 as Document Number 19417709.

          11. Reservation of easement for switch track and public utilities over, under and upon the South 20 feet of the premises in question, as disclosed by Deed recorded March 26, 1965 as Document Number 19417709.

          12. Restriction as contained in Deed recorded March 26, 1965 as Document Number 19417709; regarding face brick, stone or modern building material on all exterior walls facing a street, and in no case shall concrete, brick or unfinished sheet metal be used on any exterior wall.

          13. Building setback lines on the premises, 50 feet on the North, 25 feet on the West, 25 feet on the East and 25 feet on the South, and no parking on the North 50 feet, as contained in Deed recorded March 26, 1965 as Document Number 19417709.

                                  SCHEDULE D

                                  BASIC RENT

          $38,854 per month commencing on the Commencement Date, subject to adjustment as follows: If the CPI (as defined below) on any Adjustment Date (as defined below) shall be greater than the CPI for the Commencement Date, monthly Basic Rent commencing on such Adjustment Date shall be adjusted by increasing the monthly Basic Rent originally due hereunder as of the Commencement Date by adding an amount (the "CPI Escalation Amount") equal to the product obtained by multiplying: (a) the monthly Basic Rent originally due hereunder as of the Commencement Date by (b) the percentage increase in the CPI from the Commencement Date through the Adjustment Date. In no event will the monthly Basic Rent decrease on any Adjustment Date from the amount of monthly Basic rent due immediately prior to such date. "Adjustment Date" shall mean each January 1 during the Term.

          "CPI" shall mean the Consumer Price Index for All Urban Consumers, All Items (Base year 1982-1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics (or if a separate index is published by the Bureau of Labor Statistics for a metropolitan area within 100 miles of the Property, then such metropolitan index). If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible to those which would be obtained hereunder if the CPI were not so revised. If the 1982-1984 average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise, Landlord shall substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by a governmental agency, major bank, other financial institution, university or recognized financial publisher. If the CPI is available on a monthly (or alternating monthly) basis, the CPI for the months in which (or immediately preceding, as the case may be) the Commencement Date and Adjustment Date respectively occur shall be used.